UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2010

ARCH CHEMICALS, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-14601	06-1526315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Merritt 7, Norwalk, CT	06851
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 229-2900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 8.01.	OTHER EVENTS.

The description set forth below is being filed for the purpose of updating, and hereby updates, the description of the capital stock of Arch Chemicals, Inc. (the “Company”) contained in its Registration Statement on Form 10, filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, on November 6, 1998, as amended. To the extent the following description is inconsistent with any description filed previously, it modifies and supersedes that description.

DESCRIPTION OF CAPITAL STOCK

The following statements with respect to the capital stock of the Company are subject to the detailed provisions of the Company’s Amended and Restated Articles of Incorporation (the “Articles”) and the Company’s by-laws (the “By-laws”) as in effect as of the date of this Form 8-K. These statements do not purport to be complete, or to give full effect to the provisions of statutory or common law, and are subject to, and are qualified in their entirety by reference to, the terms of the Articles and the By-laws.

Authorized Capital Stock

Under the Articles, the Company has authority to issue 100 million shares of common stock, par value $1.00 per share (“Common Stock”), of which 25,131,020 are outstanding as of October 31, 2010, and ten million shares of preferred stock, par value $1.00 per share (“Preferred Stock”), of which no shares are outstanding as of October 31, 2010. Our Common Stock is traded on the New York Stock Exchange (the “NYSE”) under the symbol “ARJ.”

Common Stock

Holders of Common Stock are entitled to dividends as declared by the Board of Directors of the Company (the “Board”) from time to time after payment of, or provision for, full cumulative dividends on and any required redemptions of shares of Preferred Stock then outstanding. Holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of such holders and may not cumulate votes for the election of directors. Holders of Common Stock have no preemptive or subscription rights and have no liability for further calls or assessments. In the event of the liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to receive pro rata all the remaining assets of the Company available for distribution, after satisfaction of the prior preferential rights of the Preferred Stock and the satisfaction of or provision for all debts and liabilities of the Company.

The Transfer Agent and Registrar for the Common Stock is The Bank of New York.

Preferred Stock

The Articles authorize the Board, without any vote or action by the holders of Common Stock, to issue up to ten million shares of Preferred Stock from time to time in one or more series. The Board is authorized to determine the number of shares and designation of any series of Preferred Stock and the dividend rights, dividend rate, conversion rights and terms, voting rights (full or limited, if any), redemption rights and terms, liquidation preferences and sinking fund and other terms of any series of Preferred Stock. Issuances of Preferred Stock would be subject to the applicable rules of the NYSE or other organizations on whose systems any class of stock of the Company may then be quoted or listed. Depending upon the terms of the Preferred Stock established by the Board, any or all series of Preferred Stock could have preference over the Common

Stock with respect to dividends and other distributions and upon liquidation of the Company. Issuance of any such shares with voting powers, or issuance of additional shares of Common Stock, would dilute the voting power of the outstanding Common Stock.

Authorized But Unissued Capital Stock

Virginia law does not require shareholder approval for any issuance of authorized shares other than in connection with certain mergers to which the Company may be a party. However, the NYSE rules, which would apply so long as Common Stock remains listed thereon, require shareholder approval of certain issuances of common stock or securities convertible into or exchangeable for common stock equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Common Stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

No Preemptive Rights

No holder of any class of stock of the Company currently authorized has any preemptive right to subscribe to any securities of the Company of any kind or class.

Certain Provisions of the Articles, By-laws and Virginia Corporate Law

The Board’s membership is divided into three classes as nearly equal in number as possible, each of which serves for three years with one class being elected each year. The maximum number of directors is fixed in the Articles at ten. The affirmative vote of 80% of the voting power of the outstanding voting shares, voting as a single voting group, is required to amend the provisions of the Articles relating to the parameters of the Board. Special meetings of shareholders may be called only by the Board or certain designated officers. Directors may be removed only with cause and by the affirmative vote of 80% of the voting power of the outstanding voting shares, voting as a single voting group, and vacancies on the Board, including any vacancy created by an increase in the number of directors, may be filled only by the Board unless the vacancy is required to be filled at an annual meeting of shareholders. The By-laws require that advance notice of nominees for election as directors to be made by a shareholder and proposals to be submitted by a shareholder be given to the Secretary of the Company, together with certain specified information, no later than 150 days before the anniversary of the date of the Company’s immediately preceding annual meeting. The Board has the power to amend the By-laws, but shareholders may not amend any provision of the By-laws without the affirmative vote of 80% of the voting power of the outstanding voting shares, voting as a single voting group. The provisions of the Articles and By-laws described above may, in certain circumstances, make more difficult or discourage a takeover of the Company.

In addition, the Virginia Stock Corporation Act (the “VSCA”) contains certain anti-takeover provisions regarding affiliated transactions, shareholder rights plans and control share acquisitions. In general, the affiliated transactions provisions of the VSCA prevent a Virginia corporation from engaging in an “affiliated transaction” (as defined in the VSCA) with an “interested shareholder” (generally defined as a person owning more than 10% of any class of voting securities of the corporation) for three years unless approved by a majority of the “disinterested directors” (as defined in the VSCA) and the holders of at least two-thirds of the outstanding voting stock not owned by the interested shareholder, subject to certain exceptions. Thereafter, the corporation may engage in such affiliated transaction only if approved by at least two-thirds of the outstanding voting stock not owned by the interested shareholder or if approved by a majority of the disinterested directors or if certain fair price and procedure provisions are complied with. The VSCA also contains certain shareholder rights plan provisions that permit the Board to adopt a shareholder rights plan that could render a hostile takeover prohibitively expensive if the Board determines that such a takeover is not in the best interests of the Company. The existence of the shareholder rights plan provisions of the VSCA, as well as the affiliated transactions provisions, could delay or prevent a change in control of the Company, impede a merger, consolidation or other business combination involving the Company or discourage a potential acquiror from making a tender offer or otherwise attempting to obtain control of the Company. The Company had a shareholder rights plan that expired on January 29, 2009 and was not replaced.

In addition, the VSCA contains provisions relating to “control share acquisitions,” which generally are transactions whereby a person acquires “beneficial ownership” (as defined in the VSCA) of the outstanding shares in an amount that meets or exceeds certain thresholds. Under the control share acquisition provisions, shares acquired in a control share acquisition have no voting rights unless (1) the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee director of the corporation or (2) the articles of incorporation or the bylaws of the corporation provide that the control share acquisitions provisions do not apply to acquisitions of its shares. As permitted by the VSCA, the control share acquisitions provisions do not apply to the Company because it has elected to “opt out” of such provisions in its Articles.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2010

ARCH CHEMICALS, INC.

By:	/s/ Steven C. Giuliano
Name:	Steven C. Giuliano
Title:	Senior Vice President and Chief Financial Officer

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